Exhibit 99.1
450 Lexington Avenue : New York, NY 10017 : 800.468.7526

FOR IMMEDIATE RELEASE

CONTACT:
Stacy Slater
Senior Vice President, Investor Relations
800.468.7526
stacy.slater@brixmor.com
BRIXMOR PROPERTY GROUP REPORTS SECOND QUARTER 2020 RESULTS
NEW YORK, AUGUST 3, 2020 - Brixmor Property Group Inc. (NYSE: BRX) (“Brixmor” or the “Company”) announced today its operating results for the three months ended June 30, 2020. For the three months ended June 30, 2020 and 2019, net income was $0.03 per diluted share and $0.23 per diluted share, respectively.

Key highlights for the three months ended June 30, 2020 include:
•Executed 1.3 million square feet of new and renewal leases, with rent spreads on comparable space of 5.9%, including 0.4 million square feet of new leases, with rent spreads on comparable space of 19.4%
•Realized total leased occupancy of 92.1%, anchor leased occupancy of 95.1% and small shop leased occupancy of 85.2%
◦Leased to billed occupancy spread of 320 basis points, representing $39.3 million of annualized base rent not yet commenced
•Generated same property NOI growth of (9.0%), with a 290 basis point positive contribution from base rent, offset by $26.7 million of revenues deemed uncollectible primarily related to COVID-19
•Reported NAREIT FFO of $94.1 million, or $0.32 per diluted share, offset by $27.8 million of revenues deemed uncollectible and an $11.5 million reversal of straight-line rental income, net primarily related to COVID-19
•Issued $500.0 million of Senior Notes due 2030 and completed a tender offer of $182.5 million of Senior Notes due 2022, increasing total liquidity to $1.4 billion

COVID-19 UPDATE (as of July 29, 2020)
•Tenants representing approximately 94% of the Company’s annualized base rent (“ABR”) are currently open and operating
•Collected 76.6% of billed base rent for the three months ended June 30, 2020 including 98.1% from essential tenants, 78.0% from hybrid tenants and 58.1% from other retail / services
◦Entered into rent deferral and abatement agreements representing 9.8% of billed base rent, or $20.8 million
◦Total addressed billed base rent for the three months ended June 30, 2020 was 86.4%
•Collected 79.7% of billed base rent for July 2020, including 97.2% from essential tenants, 78.7% from hybrid tenants and 66.0% from other retail / services
◦Entered into rent deferral and abatement agreements representing 4.2% of billed base rent, or $3.0 million
◦Total addressed billed base rent for July 2020 was 83.9%
•Continued the Company’s “BrixAssist” program in order to support small shop businesses across the portfolio by providing additional signage, designated curbside pick-up and delivery areas, and outdoor amenities, as well as by facilitating access to federal lending programs and sponsoring webinars with retail consultants on re-opening strategies
•The Company’s Board of Directors elected to continue the temporary suspension of its quarterly cash dividend. The Company’s Board of Directors will reevaluate the dividend on a quarterly basis, taking into account a variety of relevant factors including REIT taxable income

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450 Lexington Avenue : New York, NY 10017 : 800.468.7526
“We are pleased with the resiliency and durability demonstrated by our portfolio of well-located, community focused shopping centers,” commented James Taylor, Chief Executive Officer and President. “With 94% of our tenants now open and traffic levels increasing with tenant openings, our centers have proven integral to the communities they serve and are well positioned for future growth.”

FINANCIAL HIGHLIGHTS
Net Income
•For the three months ended June 30, 2020 and 2019, net income was $9.0 million, or $0.03 per diluted share, and $69.0 million, or $0.23 per diluted share, respectively.
•For the six months ended June 30, 2020 and 2019, net income was $68.8 million, or $0.23 per diluted share, and $131.9 million, or $0.44 per diluted share, respectively.

NAREIT FFO
•For the three months ended June 30, 2020 and 2019, NAREIT FFO was $94.1 million, or $0.32 per diluted share, and $142.7 million, or $0.48 per diluted share, respectively. Results for the three months ended June 30, 2020 and 2019 include items that impact FFO comparability, including a loss on extinguishment of debt, net and litigation and other non-routine legal expenses, of ($12.8) million, or ($0.04) per diluted share, and ($1.1) million, or ($0.00) per diluted share, respectively.
◦During the three months ended June 30, 2020, the Company recognized $27.8 million of revenues deemed uncollectible and an $11.5 million reversal of straight-line rental income, net, primarily related to COVID-19.
•For the six months ended June 30, 2020 and 2019, NAREIT FFO was $231.6 million, or $0.78 per diluted share, and $285.5 million, or $0.96 per diluted share, respectively. Results for the six months ended June 30, 2020 and 2019 include items that impact FFO comparability, including a loss on extinguishment of debt, net and litigation and other non-routine legal expenses, of ($13.4) million, or ($0.04) per diluted share, and ($1.8) million, or ($0.01) per diluted share, respectively.
◦During the six months ended June 30, 2020, the Company recognized $34.0 million of revenues deemed uncollectible and a $19.4 million reversal of straight-line rental income, net primarily related to COVID-19.

Same Property NOI Growth
•Same property NOI growth for the three months ended June 30, 2020 was (9.0%) versus the comparable 2019 period.
◦Same property base rent for the three months ended June 30, 2020 contributed 290 basis points to same property NOI growth.
◦The Company recognized $26.7 million of revenues deemed uncollectible primarily related to COVID-19.
•Same property NOI growth for the six months ended June 30, 2020 was (3.0%) versus the comparable 2019 period.
◦Same property base rent for the six months ended June 30, 2020 contributed 350 basis points to same property NOI growth.
◦The Company recognized $32.7 million of revenues deemed uncollectible primarily related to COVID-19.

PORTFOLIO AND INVESTMENT ACTIVITY
Value Enhancing Reinvestment Opportunities
•During the three months ended June 30, 2020, the Company stabilized three value enhancing reinvestment projects with a total aggregate net cost of approximately $0.9 million at an average incremental NOI yield of 9% and added five new reinvestment projects to its in process pipeline. Projects added include two anchor space repositioning project, one outparcel development project and two

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
redevelopment projects, with a total aggregate net estimated cost of approximately $30.6 million at an expected average incremental NOI yield of 7%.
•At June 30, 2020, the value enhancing reinvestment in process pipeline was comprised of 52 projects with an aggregate net estimated cost of approximately $392.9 million at an expected average incremental NOI yield of 9%. The in process pipeline includes 17 anchor space repositioning projects with an aggregate net estimated cost of approximately $85.9 million at expected incremental NOI yields of 9 to 14%; 14 outparcel development projects with an aggregate net estimated cost of approximately $30.3 million at an expected average incremental NOI yield of 11%; and 21 redevelopment projects with an aggregate net estimated cost of approximately $276.8 million at an expected average incremental NOI yield of 9%.
•Due to COVID-19, there is inherent uncertainty as it relates to the Company’s reinvestment projects, specifically with respect to expected project scopes, expected stabilization dates and expected NOI yields.

Dispositions
•During the three months ended June 30, 2020, the Company generated approximately $6.0 million of gross proceeds on the disposition of two shopping centers comprised of 0.2 million square feet.
•During the six months ended June 30, 2020, the Company generated approximately $47.8 million of gross proceeds on the disposition of five shopping centers, as well as two partial properties, comprised of 0.6 million square feet.

CAPITAL STRUCTURE
•As previously announced, during the three months ended June 30, 2020, the Company’s Operating Partnership, Brixmor Operating Partnership LP, issued $500.0 million aggregate principal amount of 4.050% Senior Notes due 2030. The net proceeds from the offering were utilized to complete a tender offer of $182.5 million of the Company’s $500.0 million outstanding 3.875% Senior Notes due 2022, to repay indebtedness under its Revolving Credit Facility and for general corporate purposes.
•At June 30, 2020, the Company had $1.4 billion of total liquidity, comprised of $320.0 million of cash, cash equivalents and restricted cash, and $1.1 billion of availability under its Revolving Credit Facility. The Company has no debt maturities until 2022.

CONNECT WITH BRIXMOR
•For additional information, please visit www.brixmor.com;
•Follow Brixmor on:
◦Twitter at https://twitter.com/Brixmor
◦Facebook at https://www.facebook.com/Brixmor
◦Instagram at https://www.instagram.com/brixmorpopupshop
◦YouTube at https://www.youtube.com/user/Brixmor; and
•Find Brixmor on LinkedIn at www.linkedin.com/company/brixmor.

CONFERENCE CALL AND SUPPLEMENTAL INFORMATION
The Company will host a teleconference on Tuesday, August 4, 2020 at 10:00 AM ET. To participate, please dial 877.705.6003 (domestic) or 201.493.6725 (international) within 15 minutes of the scheduled start of the call. The teleconference can also be accessed via a live webcast at www.brixmor.com in the Investors section. A replay of the teleconference will be available through midnight ET on August 18, 2020 by dialing

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
844.512.2921 (domestic) or 412.317.6671 (international) (Passcode: 13705310) or via the web through August 4, 2021 at www.brixmor.com in the Investors section.

The Company’s Supplemental Disclosure will be posted at www.brixmor.com in the Investors section. These materials are also available to all interested parties upon request to the Company at investorrelations@brixmor.com or 800.468.7526.

NON-GAAP PERFORMANCE MEASURES
The Company presents the non-GAAP performance measures set forth below. These measures should not be considered as alternatives to, or more meaningful than, net income (calculated in accordance with GAAP) or other GAAP financial measures, as an indicator of financial performance and are not alternatives to, or more meaningful than, cash flow from operating activities (calculated in accordance with GAAP) as a measure of liquidity. Non-GAAP performance measures have limitations as they do not include all items of income and expense that affect operations, and accordingly, should always be considered as supplemental financial results to those calculated in accordance with GAAP. The Company’s computation of these non-GAAP performance measures may differ in certain respects from the methodology utilized by other REITs and, therefore, may not be comparable to similarly titled measures presented by such other REITs. Investors are cautioned that items excluded from these non-GAAP performance measures are relevant to understanding and addressing financial performance. A reconciliation of these non-GAAP performance measures to net income is presented in the attached table.

NAREIT FFO
NAREIT FFO is a supplemental, non-GAAP performance measure utilized to evaluate the operating and financial performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss), calculated in accordance with GAAP, excluding (i) depreciation and amortization related to real estate, (ii) gains and losses from the sale of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and after adjustments for unconsolidated joint ventures calculated to reflect FFO on the same basis. Considering the nature of its business as a real estate owner and operator, the Company believes that NAREIT FFO is useful to investors in measuring its operating and financial performance because the definition excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, and items which can make periodic and peer analyses of operating and financial performance more difficult, such as gains and losses from the sale of certain real estate assets.

Same Property NOI
Same property NOI is a supplemental, non-GAAP performance measure utilized to evaluate the operating performance of real estate companies. Same property NOI is calculated (using properties owned for the entirety of both periods and excluding properties under development and completed new development properties which have been stabilized for less than one year) as total property revenues (base rent, expense reimbursements, adjustments for revenues deemed uncollectible, ancillary and other rental income, percentage rents and other revenues) less direct property operating expenses (operating costs and real estate taxes). Same property NOI excludes (i) corporate level expenses (including general and administrative), (ii) lease termination fees, (iii) straight-line rental income, net, (iv) accretion of above- and below-market leases and tenant inducements, net, (v) straight-line ground rent expense, and (vi) income / expense associated with the Company’s captive insurance company. Considering the nature of its business as a real estate owner and operator, the Company believes that same property NOI is useful to investors in measuring the operating performance of its property portfolio because the definition excludes

450 Lexington Avenue : New York, NY 10017 : 800.468.7526
various items included in net income that do not relate to, or are not indicative of, the operating performance of the Company’s properties, such as depreciation and amortization and corporate level expenses (including general and administrative), and because it eliminates disparities in NOI due to the acquisition or disposition of properties or the stabilization of completed new development properties during the period presented and therefore provides a more consistent metric for comparing the operating performance of the Company's real estate between periods.

ABOUT BRIXMOR PROPERTY GROUP
Brixmor (NYSE: BRX) is a real estate investment trust (REIT) that owns and operates a high-quality, national portfolio of open-air shopping centers. Its 398 retail centers comprise approximately 70 million square feet of prime retail space in established trade areas. The Company strives to own and operate shopping centers that reflect Brixmor’s vision “to be the center of the communities we serve” and are home to a diverse mix of thriving national, regional and local retailers. Brixmor is a proud real estate partner to approximately 5,000 retailers including The TJX Companies, The Kroger Co., Publix Super Markets, Wal-Mart, Ross Stores and L.A. Fitness.

Brixmor announces material information to its investors in SEC filings and press releases and on public conference calls, webcasts and the “Investors” page of its website at www.brixmor.com. The Company also uses social media to communicate with its investors and the public, and the information Brixmor posts on social media may be deemed material information. Therefore, Brixmor encourages investors and others interested in the Company to review the information that it posts on its website and on its social media channels.

SAFE HARBOR LANGUAGE
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the sections entitled “Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Currently, one of the most significant factors that could cause actual outcomes to differ materially from forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the financial condition, operating results and cash flows of the Company, the Company's tenants, the real estate market, the global economy and the financial markets. The extent to which the COVID-19 pandemic impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the direct and indirect economic effects of the pandemic and containment measures, and potential changes in consumer behavior, among others. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
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CONSOLIDATED BALANCE SHEETS
Unaudited, dollars in thousands, except share information

	As of	As of
	6/30/20	12/31/19
Assets
Real estate
Land	$1,758,946	$1,767,029
Buildings and tenant improvements	7,642,122	7,593,444
Construction in progress	181,114	148,163
Lease intangibles	595,771	614,964
	10,177,953	10,123,600
Accumulated depreciation and amortization	(2,581,127)	(2,481,250)
Real estate, net	7,596,826	7,642,350
Cash and cash equivalents	318,540	19,097
Restricted cash	1,451	2,426
Marketable securities	20,765	18,054
Receivables, net	274,532	234,246
Deferred charges and prepaid expenses, net	141,645	143,973
Real estate assets held for sale	10,514	22,171
Other assets	52,012	60,179
Total assets	$8,416,285	$8,142,496

Liabilities
Debt obligations, net	$5,307,527	$4,861,185
Accounts payable, accrued expenses and other liabilities	429,138	537,454
Total liabilities	5,736,665	5,398,639

Equity
Common stock, $0.01 par value; authorized 3,000,000,000 shares;
305,608,219 and 305,334,144 shares issued and 296,481,227 and 297,857,267
shares outstanding	2,965	2,979
Additional paid-in capital	3,207,116	3,230,625
Accumulated other comprehensive loss	(34,061)	(9,543)
Distributions in excess of net income	(496,400)	(480,204)
Total equity	2,679,620	2,743,857
Total liabilities and equity	$8,416,285	$8,142,496

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CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/20	6/30/19	6/30/20	6/30/19
Revenues
Rental income	$247,434	$290,737	$527,836	$580,692
Other revenues	186	268	2,085	1,452
Total revenues	247,620	291,005	529,921	582,144

Operating expenses
Operating costs	25,136	29,307	55,492	60,565
Real estate taxes	41,808	43,189	84,672	86,515
Depreciation and amortization	80,829	81,593	163,846	166,988
Impairment of real estate assets	5,962	6,186	10,560	9,298
General and administrative	24,436	25,175	47,033	50,618
Total operating expenses	178,171	185,450	361,603	373,984

Other income (expense)
Dividends and interest	102	300	226	447
Interest expense	(49,852)	(48,475)	(97,206)	(95,141)
Gain on sale of real estate assets	692	13,043	9,597	20,645
Loss on extinguishment of debt, net	(10,386)	(707)	(10,391)	(677)
Other	(961)	(756)	(1,719)	(1,574)
Total other expense	(60,405)	(36,595)	(99,493)	(76,300)

Net income	$9,044	$68,960	$68,825	$131,860

Net income per common share:
Basic	$0.03	$0.23	$0.23	$0.44
Diluted	$0.03	$0.23	$0.23	$0.44
Weighted average shares:
Basic	296,546	298,140	297,194	298,372
Diluted	296,773	298,893	297,485	298,895

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FUNDS FROM OPERATIONS (FFO)
Unaudited, dollars in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	6/30/20	6/30/19	6/30/20	6/30/19

Net income	$9,044	$68,960	$68,825	$131,860
Depreciation and amortization related to real estate	79,768	80,621	161,788	165,018
Gain on sale of real estate assets	(692)	(13,043)	(9,597)	(20,645)
Impairment of real estate assets	5,962	6,186	10,560	9,298
NAREIT FFO	$94,082	$142,724	$231,576	$285,531

NAREIT FFO per diluted share	$0.32	$0.48	$0.78	$0.96
Weighted average diluted shares outstanding	296,773	298,893	297,485	298,895

Items that impact FFO comparability
Loss on extinguishment of debt, net	$(10,386)	$(707)	$(10,391)	$(677)
Litigation and other non-routine legal expenses	(2,038)	(373)	(2,560)	(1,070)
Transaction expenses	(413)	(59)	(425)	(69)
Total items that impact FFO comparability	$(12,837)	$(1,139)	$(13,376)	$(1,816)
Items that impact FFO comparability, net per share	$(0.04)	$(0.00)	$(0.04)	$(0.01)

Additional Disclosures
Straight-line rental income, net (1)	$(6,422)	$6,184	$(8,559)	$11,220
Accretion of above- and below-market leases and tenant inducements, net	3,150	3,653	6,521	7,769
Straight-line ground rent expense (2)	(35)	(32)	(70)	(63)

Dividends declared per share	$—	$0.280	$0.285	$0.560
Dividends declared	$—	$83,397	$84,488	$166,833
Dividend payout ratio (as % of NAREIT FFO)	—%	58.4%	36.5%	58.4%

(1) Includes straight-line rental income reversals of $11.5 million and $19.4 million for the three and six months ended June 30, 2020, respectively.
(2) Straight-line ground rent expense is included in Operating costs on the Consolidated Statements of Operations.

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SAME PROPERTY NOI ANALYSIS
Unaudited, dollars in thousands

	Three Months Ended			Six Months Ended
	6/30/20	6/30/19	Change	6/30/20	6/30/19	Change
Same Property NOI Analysis
Number of properties	392	392	—	392	392	—
Percent billed	89.1%	87.8%	1.3%	89.1%	87.8%	1.3%
Percent leased	92.3%	91.9%	0.4%	92.3%	91.9%	0.4%

Revenues
Base rent	$207,509	$201,877		$415,731	$402,104
Expense reimbursements	59,137	59,972		122,940	121,776
Revenues deemed uncollectible	(26,672)	(1,923)		(32,686)	(4,639)
Ancillary and other rental income / Other revenues	3,820	4,435		9,835	9,165
Percentage rents	1,106	2,040		2,955	4,896
	244,900	266,401	(8.1)%	518,775	533,302	(2.7)%
Operating expenses
Operating costs	(24,480)	(27,845)		(53,940)	(57,115)
Real estate taxes	(40,581)	(40,996)		(82,517)	(82,171)
	(65,061)	(68,841)	(5.5)%	(136,457)	(139,286)	(2.0)%
Same property NOI	$179,839	$197,560	(9.0)%	$382,318	$394,016	(3.0)%

NOI margin	73.4%	74.2%		73.7%	73.9%
Expense recovery ratio	90.9%	87.1%		90.1%	87.4%

Percent Contribution to Same Property NOI Growth:
	Change	Percent Contribution		Change	Percent Contribution
Base rent	$5,632	2.9%		$13,627	3.5%
Revenues deemed uncollectible	(24,749)	(12.6)%		(28,047)	(7.2)%
Net recoveries	2,945	1.5%		3,993	1.0%
Ancillary and other rental income / Other revenues	(615)	(0.3)%		670	0.2%
Percentage rents	(934)	(0.5)%		(1,941)	(0.5)%
		(9.0)%			(3.0)%

Reconciliation of Net Income to Same Property NOI
Same property NOI	$179,839	$197,560		$382,318	$394,016
Adjustments:
Non-same property NOI	2,398	9,630		6,413	19,839
Lease termination fees	1,746	1,514		3,134	2,283
Straight-line rental income, net	(6,422)	6,184		(8,559)	11,220
Accretion of above- and below-market leases and tenant inducements, net	3,150	3,653		6,521	7,769
Straight-line ground rent expense	(35)	(32)		(70)	(63)
Depreciation and amortization	(80,829)	(81,593)		(163,846)	(166,988)
Impairment of real estate assets	(5,962)	(6,186)		(10,560)	(9,298)
General and administrative	(24,436)	(25,175)		(47,033)	(50,618)
Total other expense	(60,405)	(36,595)		(99,493)	(76,300)
Net income	$9,044	$68,960		$68,825	$131,860

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